UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
__________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2005

__________________________

WESTIN HOTELS LIMITED PARTNERSHIP

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-15097 (Commission File Number)	91-1328985 (IRS Employer Identification No.)

1111 Westchester Avenue, White Plains, New York (Address of principal executive offices)	10604 (Zip Code)

Registrant’s telephone number, including area code: (800) 323-5888

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
SIGNATURES

Item 7.01.      Regulation FD Disclosure.

     On January 6, 2005, Kalmia Investors LLC (“Kalmia”) filed a Notice of Dismissal (without prejudice) with the Court of Chancery of the State of Delaware, New Castle County, with respect to the action it filed on October 13, 2004 against Westin Hotels Limited Partnership (the “Partnership”) and Westin Realty Corp. (the “General Partner”) seeking the right to inspect and to make copies from the books and records of the Partnership. In correspondence delivered to the Partnership’s counsel by Kalmia on December 31, 2004, Kalmia indicated it is evaluating all options available to it for further legal action and indicated that it believes that it has sufficient information to establish the viability of, inter alia, breach of fiduciary duty claims. The General Partner and the Partnership deny any allegation of breach of fiduciary duty asserted by Kalmia and intend to vigorously defend themselves against any future claims that may be brought.

     The demand for arbitration with the American Arbitration Association of Seattle, Washington (the “AAA”) filed by the General Partner and the Partnership on October 14, 2004 remains pending. On December 10, 2004, Kalmia submitted certain counterclaims under protest to the arbitration, including claims of breach of fiduciary duty, breach of contract, fraud, negligent misrepresentation and conversion. On December 31, the General Partner and the Partnership responded to Kalmia’s counterclaims with a general denial of all claims and asserted numerous affirmative defenses.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTIN HOTELS LIMITED PARTNERSHIP

	By:	WESTIN REALTY CORP. General Partner

		By:	/s/ Alan M. Schnaid

Alan M. Schnaid Vice President

Date: January 11, 2005